News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 24% Increase in Net Income
for Third Quarter 2014

MOULTRIE, GEORGIA, October 22, 2014 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the third quarter ended September 30, 2014.

Third Quarter and Nine-Month Income Highlights

•	Net income increased 24% to $804 thousand in the third quarter of 2014, or $0.32 per diluted share, from $651 thousand, or $0.25 per diluted share, in the third quarter of 2013.
•	For the nine months ended September 30, 2014, net income was $2.2 million, or $0.88 per diluted share, a 25% increase from $1.8 million, or $0.70 per diluted share, for the same period in the prior year.
•	Net interest income grew approximately 5% in both the third quarter and year-to-date period over the comparable periods of 2013, due to lower deposit costs combined with increased revenue from a higher volume of earning assets.
•	Noninterest income improved slightly to $1.3 million and $3.9 million for the third quarter and year-to-date period, respectively, over the comparable periods of 2013.

Balance Sheet Trends and Asset Quality

•	Total assets at September 30, 2014 were $381 million, an increase of 2.4% from September 30, 2013.
•	Total loans increased 2.0% to $226 million over the same period last year, even as the wind down of loans retained from the Company’s mortgage banking subsidiary, Empire Financial, continues. which decreased $10 million since the prior-year period.
•	Total deposits grew $2.6 million, or 1.0%, to $311 million at September 30, 2014, from the third quarter of 2013. Net deposit growth was primarily in noninterest-bearing transaction accounts.
•	Assets quality remains strong with extraordinarily low levels of non-performing assets.

DeWitt Drew, President and CEO commented, “We delivered another strong quarter with solid earnings growth. Our low cost deposit base continues to be put to work to support lending in our communities while maintaining our high credit standards. Strong loan growth in our local markets successfully replaced the decline in loans retained from our mortgage banking subsidiary, Empire Financial, as that portfolio winds down. The loans retained from Empire were $14 million at quarter end, down from $24 million this time last year.”

Dividends

In September 2014, the Corporation paid a quarterly cash dividend of $0.08 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 86 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$381 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2014	2013	2013
ASSETS
Cash and due from banks	$7,090	$7,074	$7,390
Interest-bearing deposits in banks	15,024	28,296	25,103
Certificates of deposit in other banks	2,940	3,430	4,165
Investment securities available for sale	50,097	36,461	33,212
Investment securities held to maturity	58,737	59,624	60,391
Federal Home Loan Bank stock, at cost	1,830	1,721	1,721
Loans, less unearned income and discount	225,948	218,688	221,492
Allowance for loan losses	(3,196)	(3,078)	(3,099)
Net loans	222,752	215,610	218,393
Premises and equipment	11,836	10,336	10,117
Foreclosed assets, net	299	406	581
Intangible assets	70	111	165
Bank owned life insurance	5,067	4,980	4,935
Other assets	5,021	5,846	5,820
Total assets	$380,763	$373,895	$371,993
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$22,310	$23,088	$21,499
Money market	97,519	89,934	83,865
Savings	29,768	28,792	29,291
Certificates of deposit $100,000 and over	25,875	36,956	41,578
Other time accounts	45,821	49,836	50,586
Total interest-bearing deposits	221,293	228,606	226,819
Noninterest-bearing deposits	89,992	81,829	81,838
Total deposits	311,285	310,435	308,657

Other borrowings	11,133	11,800	10,000
Long-term debt	22,067	17,200	19,000
Accounts payable and accrued liabilities	2,736	3,040	3,530
Total liabilities	347,221	342,475	341,187
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	24,557	22,927	22,148
Accumulated other comprehensive income	(896)	(1,388)	(1,223)
Total	59,656	57,534	56,920
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	33,542	31,420	30,806
Total liabilities and shareholders' equity	$380,763	$373,895	$371,993

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014*	2013*	2014*	2013*
Interest income:
Interest and fees on loans	$3,067	$3,104	$9,074	$9,057
Interest and dividend on securities available for sale	277	164	789	495
Interest on securities held to maturity	337	347	1,021	1,079
Dividends on Federal Home Loan Bank stock	26	10	51	27
Interest on deposits in banks	6	13	40	49
Interest on certificates of deposit in other banks	9	11	27	32
Total interest income	3,722	3,649	11,002	10,739

Interest expense:
Interest on deposits	178	209	566	669
Interest on other borrowings	13	103	154	197
Interest on long-term debt	115	92	321	374
Total interest expense	306	404	1,041	1,240
Net interest income	3,416	3,245	9,961	9,499
Provision for loan losses	75	105	255	315
Net interest income after provision for losses on loans	3,341	3,140	9,706	9,184

Noninterest income:
Service charges on deposit accounts	307	338	963	925
Income from trust services	74	61	188	164
Income from retail brokerage services	80	88	270	255
Income from insurance services	285	308	992	979
Income from mortgage banking services	189	205	535	702
Net gain (loss) on the sale or disposition of assets	36	(11)	57	(68)
Net gain on the sale of securities	139	0	293	0
Other income	173	174	573	560
Total noninterest income	1,283	1,163	3,871	3,517

Noninterest expense:
Salary and employee benefits	2,134	2,114	6,273	6,291
Occupancy expense	271	266	781	773
Equipment expense	227	224	660	684
Data processing expense	282	278	839	826
Amortization of intangible assets	4	54	41	162
Other operating expense	694	636	2,151	2,013
Total noninterest expense	3,612	3,572	10,745	10,749

Income before income tax expense	1,012	731	2,832	1,952
Provision for income taxes	208	80	590	162
Net income	$804	$651	$2,242	$1,790

Net income per share, basic	$0.32	$0.25	$0.88	$0.70
Net income per share, diluted	$0.32	$0.25	$0.88	$0.70
Dividends paid per share	$0.08	$0.04	$0.24	$0.12
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2014	2013
Assets	$380,763	$371,993
Loans, less unearned income & discount	$225,948	$221,492
Deposits	$311,285	$308,657
Shareholders' equity	$33,542	$30,806

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Performance Data & Ratios
Net income	$804	$651	$2,242	$1,790
Earnings per share, basic	$0.32	$0.25	$0.88	$0.70
Earnings per share, diluted	$0.32	$0.25	$0.88	$0.70
Dividends paid per share	$0.08	$0.04	$0.24	$0.12
Return on assets	0.86%	0.71%	0.78%	0.66%
Return on equity	9.57%	8.49%	9.08%	7.82%
Net interest margin (tax equivalent)	4.14%	4.04%	3.98%	4.03%
Dividend payout ratio	25.37%	15.66%	27.28%	17.08%
Efficiency ratio	74.08%	77.83%	74.82%	79.29%

Asset Quality Data & Ratios
Total nonperforming loans	$998	$1,134	$998	$1,134
Total nonperforming assets	$1,297	$1,890	$1,297	$1,890
Net loan charge offs	$12	$55	$143	$61
Reserve for loan losses to total loans	1.41%	1.40%	1.41%	1.40%
Nonperforming loans/total loans	0.44%	0.51%	0.44%	0.51%
Nonperforming assets/total assets	0.34%	0.51%	0.34%	0.51%
Net charge offs / average loans	0.02%	0.10%	0.09%	0.04%

Capital Ratios
Average common equity to average total assets	8.97%	8.37%	8.61%	8.41%
Tier 1 capital ratio	14.31%	13.68%	14.31%	13.68%
Tier 1 leverage ratio	9.18%	8.71%	9.18%	8.71%
Total risk based capital ratio	15.56%	14.98%	15.56%	14.98%
Book value per share	$13.16	$12.09	$13.16	$12.09
Tangible book value per share	$13.14	$12.03	$13.14	$12.03

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2014	2014	2014	2013	2013

Assets	$374,509	$384,745	$387,889	$374,542	$366,206
Loans, less unearned income & discount	$225,934	$223,348	$219,971	$222,723	$221,767
Deposits	$309,953	$326,773	$322,888	$310,406	$304,131
Equity	$33,579	$32,926	$32,184	$31,436	$30,639
Return on assets	0.86%	0.77%	0.72%	1.05%	0.71%
Return on equity	9.57%	8.95%	8.71%	12.50%	8.49%
Net income	$804	$737	$701	$982	$651
Net income per share, basic	$0.32	$0.29	$0.28	$0.39	$0.25
Net income per share, diluted	$0.32	$0.29	$0.28	$0.39	$0.25
Dividends paid per share	$0.08	$0.08	$0.08	$0.08	$0.04

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